UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PACIFIC BIOMETRICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

October 28, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Pacific Biometrics, Inc. to be held on Monday, December 14, 2009, at 9:00 a.m., local time, at our executive offices located at 220 West Harrison Street, Seattle, Washington 98119.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be presented at the meeting.  In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.  I personally look forward to greeting our stockholders who are able to attend the meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Therefore, please sign, date and promptly mail as soon as possible the enclosed proxy in the prepaid envelope provided.

Thank you.

Sincerely,

Ronald R. Helm
President and Chief Executive Officer

PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held December 14, 2009

Stockholders:

Notice is hereby given that the 2009 Annual Meeting of Stockholders of Pacific Biometrics, Inc., a Delaware corporation, will be held on Monday, December 14, 2009, at 9:00 a.m., local time, at 220 West Harrison Street, Seattle, Washington 98119, for the following purposes:

1.	To elect seven directors to the Board of Directors;

2.	To approve an amendment to our Certificate of Incorporation to change our corporate name to “Pacific Biomarkers, Inc.”;

3.	To ratify the appointment of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending June 30, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Each of these items of business is more fully described in the Proxy Statement accompanying this Notice.

We have fixed the close of business on October 23, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.  The Proxy Statement is accompanied by a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On December 14, 2009:         The proxy statement and annual report on Form 10-K are available at our website at www.pacbio.com.

By Order of the Board of Directors
PACIFIC BIOMETRICS, INC.

Ronald R. Helm
President and Chief Executive Officer
Seattle, Washington
October 28, 2009

IMPORTANT

Whether or not you expect to attend the annual meeting in person, we urge you to complete, sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the annual meeting.  Promptly signing, dating and returning the proxy will save us the expense and extra work of additional solicitation.  An addressed envelope, for which no postage is required if mailed in the United States, is enclosed for that purpose.  Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if a broker, bank or other nominee is the record holder of your shares and you wish to attend and vote at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

PACIFIC BIOMETRICS, INC.
220 West Harrison Street
Seattle, Washington 98119

PROXY STATEMENT
For
2009 Annual Meeting of Stockholders

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pacific Biometrics, Inc., to be voted at the 2009 annual meeting of stockholders.  The 2009 annual meeting will be held at 9:00 a.m. (local time) on Monday, December 14, 2009, or at any continuation or adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at our executive offices at 220 West Harrison Street, Seattle, Washington for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

We intend to mail this Proxy Statement and accompanying proxy card on or about November 3, 2009, to all stockholders entitled to vote at the Annual Meeting. A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including financial statements, accompanies this Proxy Statement.

Voting and Outstanding Shares

Only holders of record of our common stock at the close of business on October 23, 2009, are entitled to notice of and to vote at the Annual Meeting.  On that date, there were 16,913,133 shares of common stock issued and outstanding.  Stockholders are entitled to one vote for each share of common stock held of record on each matter to be voted upon at the Annual Meeting.

Quorum; Approval Requirements

The presence, in person or by proxy, of holders of record of at least 50% of the outstanding shares of common stock constitutes a quorum at the Annual Meeting.  Assuming the presence of a quorum, the following sets forth the stockholder approval requirements under Delaware law and our Certificate of Incorporation for each matter to be presented at the Annual Meeting:

•	the election of directors requires a plurality of votes represented in person or by proxy at the meeting;
•	the amendment to our Certificate of Incorporation to change our corporate name requires the approval of holders of at least a majority of the outstanding shares of common stock; and
•	ratification of the appointment of PMB Helin Donovan, LLP as our auditors for fiscal 2010 requires that the votes cast in favor exceed the votes cast against the proposal.

Computershare Trust Company, Inc., our transfer agent, will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

A stockholder who abstains from voting on any or all proposals will be included in the number of stockholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients’ proxies in their own discretion, to the extent permitted under the rules of the National Association of Securities Dealers. Broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees or the ratification of our auditors; however, abstentions and broker non-votes will be treated as a vote “against” the proposal to change our corporate name.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement and the proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email, facsimile or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

Any stockholder who executes a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. It may be revoked by delivering to our Corporate Secretary, at or prior to the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date. Alternatively, it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of October 23, 2009, certain information regarding the beneficial ownership of our common stock by the following persons or groups:

•	each person who, to our knowledge, beneficially owns more than 5% of our common stock;
•	each Named Executive Officer identified in the Executive Compensation table below;
•	each of our current directors and director nominees; and
•	all of our directors and executive officers as a group.

As of October 23, 2009, there were 16,913,133 shares of common stock issued and outstanding.

	Beneficial Ownership of Common Stock (2)
Name and Address (1)	No. of Shares		Percent

Officers and Directors:
Ronald R. Helm	1,363,715	(3)	7.9%
Elizabeth T. Leary, Ph.D.	263,373	(4)	1.5
Michael P. Murphy, Ph.D.	167,166	(5)	**
Mario Ehlers	19,000		**
Paul G. Kanan	291,769	(6)	1.7
Richard W. Palfreyman	96,761	(7)	**
Curtis J. Scheel	50,000	(8)	**
Stanley L. Schloz	509,460	(9)	3.0
Kenneth R. Waters	233,141	(10)	1.4
All current directors and executive officers as a group (10 persons)	3,116,301	(11)	17.3

5% Owners:
Anthony Silverman 7625 E. Via Del Reposo Scottsdale, AZ 85258	1,493,335		8.8

**	Less than one percent
(1)	Except as otherwise noted, the address of each of these stockholders is c/o Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119.
(2)
This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, to our knowledge, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned.

(3)	Includes 410,715 shares of common stock subject to options exercisable within 60 days of October 23, 2009 (“Vested Options”) held by Mr. Helm and 350,000 shares of restricted stock.
(4)	Includes 183,975 shares of common stock subject to Vested Options held by Dr. Leary and 18,000 shares of restricted stock.
(5)	Includes 112,166 shares of common stock subject to Vested Options held by Dr. Murphy, 4,000 shares underlying warrants and 39,000 shares of restricted stock.
(6)
Includes 88,524 shares of common stock held by the Kanan Living Trust dated May 15, 1990, of which Mr. Kanan is a co-trustee with his wife. Also includes 178,245 shares of common stock subject to Vested Options held by Mr. Kanan and 12,500 shares of restricted stock.

(7)	Includes 71,761 shares of common stock subject to Vested Options held by Mr. Palfreyman and 12,500 shares of restricted stock.
(8)	Includes 25,000 shares of common stock subject to Vested Options held by Mr. Scheel and 12,500 shares of restricted stock.
(9)
Includes 272,034 shares held in a family trust, 6,500 shares held by a corporation controlled by Mr. Schloz, 22,500 shares of common stock held by Mr. Schloz’s wife and 12,500 shares of restricted stock.

(10)
Includes 16,667 shares held in a family trust, for which Mr. Waters is a co-trustee with his wife. Also includes 92,209 shares subject to Vested Options held by Mr. Waters and 39,000 shares of restricted stock.

(11)
Consists of Ronald R. Helm, Paul G. Kanan, Mario R. Ehlers, Richard W. Palfreyman, Curtis J. Scheel, Stanley L. Schloz, Kenneth R. Waters, Dr. Elizabeth T. Leary, Michael P. Murphy and John P. Jensen. Includes an aggregate of 1,143,237 shares of common stock subject to Vested Options held by such persons, 4,000 shares of common stock underlying warrants and an aggregate of 535,000 shares of restricted stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1933, as amended, requires our executive officers and directors, and persons who own more than 10% of our outstanding common stock, to file reports of ownership and change in ownership with the Securities and Exchange Commission.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such ownership reports they file.

Based solely on our review of the copies of such reports we received, or written representations from certain reporting persons, we believe that, during the 2009 fiscal year, all such filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except that the following filings were not made on a timely basis:

•	Ronald Helm, our Chief Executive Officer, filed a late Form 4 reporting 1 transaction;
•	Elizabeth Leary, our Chief Scientific Officer, filed a late Form 4 reporting 1 transaction;
•	John Jensen, our Vice President and Controller, filed a late Form 4 reporting 1 transaction;
•	Ken Waters, an officer and one of our directors, filed a late Form 4 reporting 1 transaction;
•	Paul Kanan, one of our directors, filed a late Form 4 reporting 1 transaction;
•	Richard Palfreyman, one of our directors, filed a late Form 4 reporting 1 transaction;
•	Curtis Scheel, one of our directors, filed a late Form 4 reporting 1 transaction; and
•	Stanley Schloz, one of our directors, filed a late Form 3 and 2 late Forms 4 reporting 3 transactions; and
•	Terry Giles, a former director, filed a late Form 4 reporting 1 transaction.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers as of October 23, 2009 were as follows:

Name	Age	Position
Ronald R. Helm	58	President, Chief Executive Officer and Director
Dr. Elizabeth Teng Leary	61	Chief Scientific Officer
Michael P. Murphy	55	Chief Operating Officer
John P. Jensen	53	Vice President and Controller
Kenneth R. Waters (2)(3)	58	Director of Strategic Planning and Director
Mario R. Ehlers	50	Director
Paul G. Kanan (1)(4)	63	Director
Richard W. Palfreyman (1)(2)(4)	67	Director
Curtis J. Scheel (1)(3)(4)	50	Director
Stanley L. Schloz (2)(3)(4)	66	Director

(1)	Member of Audit Committee (see “– Audit Committee” below)
(2)	Member of Compensation Committee (see “– Compensation Committee” below)
(3)	Member of Governance Committee (see “– Governance Committee” below)
(4)	Each such director is “independent” within the meaning of the listing standards of The Nasdaq Stock Market.

Our Board of Directors currently consists of seven directors.  On September 1, 2009, subsequent to the end of our 2009 fiscal year, Terry M. Giles resigned as a member of our Board of Directors in connection with our $4 million debt financing.  See “Transactions with Related Persons” below.  Effective September 1, 2009, the remaining members of our Board of Directors appointed Mario Ehlers, M.D., Ph.D., to the Board to fill the vacancy caused by Mr. Giles’ resignation.

Currently, four directors constituting a majority of our Board, Paul Kanan, Richard Palfreyman, Curtis Scheel and Stanley Schloz, are considered “independent” within the meaning of the listing standards of The Nasdaq Stock Market.

Officers are appointed by the Board of Directors. Each executive officer named above will serve until his or her successor is appointed or until his or her earlier death, resignation or removal. It is expected that each of the officers listed above will be reappointed by the Board of Directors immediately following the Annual Meeting.

Directors

For the biographical summary of our seven director-nominees, see “Proposal 1. Election of Directors – Nominees” below.

Executive Officers

In addition to Mr. Helm, following is biographical information for our other executive officers.  Mr. Helm’s biographical information is set forth below under “Proposal 1. Election of Directors – Nominees.”

Elizabeth Teng Leary, Ph.D, DABCC
Elizabeth Teng Leary, Ph.D, DABCC, has served as our Chief Scientific Officer since 2000, prior to which Dr. Leary was our Vice President of Laboratory Services from 1998. Dr. Leary co-founded Pacific Biometrics Inc., a Washington corporation (PBI-WA), in 1989 and from 1989 to 1998, she was Vice President and Director of the Laboratory Division of PBI-WA. In l989, Dr. Leary also co-founded the Pacific Biometrics Research Foundation (PBRF), a non-profit corporation affiliated with us, and currently serves as the director of the CDC Cholesterol Reference Network Laboratory at PBRF (one of eleven such reference laboratories in the world).  Prior to joining Pacific Biometrics, Dr. Leary served as a director of clinical chemistry and industry consultant for 13 years. She is a diplomat of the American Board of Clinical Chemistry.  She is past chair of the Pacific Northwest chapter of American Association for Clinical Chemistry (AACC) and the Lipids and Vascular Disease Division of AACC, and past president of the North America Chinese Clinical Chemist Association.  She has published over 80 articles in peer-reviewed journals and books and is a recipient of several grants and awards.  Dr. Leary received her B.A. from the University of California at Berkeley and her Ph.D. in Biochemistry from Purdue University. She is a graduate of the post-doctoral training program in clinical chemistry at the University of Washington Department of Medicine.

Michael P. Murphy, Ph.D, DABCC
Michael P. Murphy, Ph.D., was recently appointed as our Chief Operating Officer on October 1, 2009.  Previously, Dr. Murphy served as our Senior Vice-President, Operations since May, 2005.  From June 1999 to May 2005, Dr. Murphy served as Director, Laboratory Operations, Regional CMBP Account Executive, and Technical Director of Laboratory Corporation of America.  He served as Director of Laboratory Services from 1998 -1999 at Pacific Biometrics, Inc. before returning to the commercial clinical diagnostic laboratory industry.  From November 1993 through November 1997, Dr. Murphy was Technical Director for Laboratory Corporation of America. Prior to 1993 he served as Laboratory Director for Eastern Maine Medical Center and Director, Professional Services at Compulab Corporation. His experience includes various environments such as clinical diagnostic, commercial reference, and clinical trial and research laboratories. His areas of expertise include technical and administrative laboratory operations, method standardization and quality assurance, laboratory consultation and support, information systems and laboratory automation. Research and clinical areas of interest include diabetes, infectious diseases, cardiovascular and oncology testing.  Dr. Murphy received his B.S. from Xavier University and Ph.D. from The Ohio State University. He is a Diplomat of the American Board of Clinical Chemistry.

John P. Jensen
John P. Jensen has served as our Controller since May 2005 and as a Vice President since July 2007.  From May 2002 to March 2005, Mr. Jensen was Vice President, Operations for Utility, Inc., a privately held manufacturing company.  From June 2000 to March 2002, Mr. Jensen was Director of Operations for Seattle Lab, Inc., a wholly owned subsidiary of BVRP, Inc., a French public company. Prior to 2000, Mr. Jensen has 22 years of experience in financial management in the manufacturing, professional service and retail medical supply sectors, holding senior management positions at Mountain Safety Research, Inc., a wholly-owned subsidiary of REI, Inc., and Karr, Tuttle, Campbell, P.S. Mr. Jensen holds a B.B.A. with a Minor in Mathematics from Eastern Washington University.

Board Meetings and Committees

The roles and responsibilities of the Board are as set forth by Delaware corporate law, which includes providing general oversight of management and setting strategic direction for the company.  Our Board of Directors, which held four meetings during the fiscal year ended June 30, 2009, has an Audit Committee, a Compensation Committee and a Governance Committee. During the 2009 fiscal year, each director was in attendance at more than 75% of the meetings held of the Board and any committees on which he served during his tenure as a director. At each Board meeting, the non-management directors have the opportunity to meet in executive session without members of management present. Ronald Helm, a director and our Chief Executive Officer, currently serves as the Chairman of the Board. We have not established a written position description for our Chairman of the Board or for the Chairs of any of the Board Committees; rather, a primary function of those positions is to set the agenda for and lead the meetings.

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibilities relating to our accounting, reporting, financial and internal control practices. The committee has general responsibility for reviewing with management the financial and internal controls and the accounting, auditing and reporting activities of our company and our subsidiaries. The committee annually reviews the qualifications and objectivity of our independent auditors, is responsible for selecting, retaining or replacing our independent auditors, reviews the scope, fees and result of their audit, reviews and approves any non-audit services and related fees, is informed of their significant audit findings and management’s responses thereto, and annually reviews the status of significant current and potential legal matters. The Audit Committee reviews the quarterly and annual financial statements and recommends their acceptance to the Board of Directors. The Audit Committee also has authority for selecting and engaging our independent auditors and approving their fees.  During the 2009 fiscal year, the Audit Committee met four times.

The Audit Committee currently consists of three directors – Richard Palfreyman (Chairman), Curtis Scheel and Paul Kanan. During the 2009 fiscal year, Mr. Palfreyman, Mr. Scheel and Stanley Schloz served on the Audit Committee. In April 2009, the Board reconstituted the members of the Board committees and Mr. Kanan was added to the Audit Committee to replace Mr. Schloz. The Board has determined that Mr. Palfreyman is qualified as an “audit committee financial expert” within the meaning of SEC regulations based on his accounting and related financial management expertise. Each of the directors serving on the Audit Committee during fiscal 2009 is considered an “independent director” within the meaning of the listing standards of The Nasdaq Stock Market.

The Board has adopted a written charter for the Audit Committee. The current version of the Audit Committee charter is included as Appendix A to this Proxy Statement. It is not currently available on our Web site.

Compensation Committee

The Compensation Committee makes recommendations to the Board of Directors concerning compensation, including stock option grants and restricted stock awards, for our executive officers. The Compensation Committee met twice during fiscal 2009.

The Compensation Committee establishes, reviews and recommends to the Board the compensation and benefits to be provided to our executive officers and reviews general policy matters relating to employee compensation and benefits. The Committee has sole authority to approve compensation (including base salary, incentive compensation and equity-based awards) of our executive officers based on evaluation of performance against such goals and objectives. In determining the appropriate level and mix of compensation, the Compensation Committee considers the recommendations of our Chief Executive Officer, and changes in market trends.

The Compensation Committee currently consists of three directors – Stanley Schloz (Chairman), Richard Palfreyman and Ken Waters.  During the 2009 fiscal year, Mr. Palfreyman, Mr. Waters and Curtis Scheel served on the Compensation Committee. In April 2009, the Board reconstituted the members of the Board committees and Mr. Schloz was added to the Compensation Committee to replace Mr. Scheel. Each of Messrs. Schloz, Palfreyman and Scheel is considered an “independent director” within the meaning of the listing standards of The Nasdaq Stock Market; however, Mr. Waters is not considered “independent,” as he currently is an employee, serving as our Director of Strategic Planning.

The Board of Directors has adopted a written charter for the Compensation Committee. The current version of the Compensation Committee charter is included as Appendix B to this Proxy Statement. It is not currently available on our Web site.

Governance Committee

In April 2009, our Board of Directors established the Governance Committee.  The Governance Committee’s role is (1) to identify qualified individuals to become board members, (2) determine the slate of director nominees for election or appointment to our Board of Directors (3) to determine the composition of committees of our Board of Directors, (4) to lead the Board in its annual review of the Board’s performance and (5) to review and evaluate corporate governance matters.  The Governance Committee did not meet during fiscal 2009.

The Governance Committee currently consists of three directors – Curtis Scheel (Chairman), Stanley Schloz and Ken Waters.  Each of Messrs. Scheel and Schloz is considered an “independent director” within the meaning of the listing standards of The Nasdaq Stock Market; however, Mr. Waters is not considered “independent,” as he currently is an employee, serving as our Director of Strategic Planning.

The Board has adopted a written charter for the Governance Committee. The current version of the Governance Committee charter is included as Appendix C to this Proxy Statement. It is not currently available on our Web site.

Policy on Stockholder Nomination of Directors

During the 2009 fiscal year, our Board of Directors established a Governance Committee. One of the functions of the Governance Committee is to make recommendations to our Board of Directors of candidates for election to the Board, for recommendation and nomination to the stockholders.

In identifying candidates to be directors, the Governance Committee seeks persons it believes to be knowledgeable in our business or industry experience, or some aspect of it which would benefit our company. The Governance Committee believes that the minimum qualifications for serving on our Board of Directors are that each director has an exemplary reputation and record for honesty and integrity in his or her personal dealings and business or professional activity. All directors should possess a basic understanding of financial matters, have an ability to review and understand our financial and other reports, and to discuss such matters intelligently and effectively. The Governance Committee will take into account whether a candidate qualifies as “independent” under applicable SEC rules and exchange listing requirements. If a nominee is sought for service on the Audit Committee, the Governance Committee will take into account the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.” Each candidate also needs to exhibit qualities of independence in thought and action. Finally, a candidate should be committed to the interests of our stockholders, and persons who represent a particular special interest, ideology, narrow perspective or point of view would not, therefore, generally be considered good candidates for election to our Board.

Prior to the creation of the Governance Committee, candidates were traditionally recommended to the Board by our Chief Executive Officer or one of the other directors, and there has not been a formal process for identifying new director nominees. The Governance Committee is open to receiving recommendations from stockholders as to potential candidates it might consider. The Governance Committee gives equal consideration to all director nominees, whether recommended by our stockholders, management or current directors.

The Governance Committee has recommended Mario R. Ehlers for election to the Board at the Annual Meeting, in addition to the director nominees who are standing for re-election. Dr. Ehlers was appointed to the Board on September 1, 2009, upon the recommendation of the Governance Committee, to fill the vacancy caused by the resignation of Terry M. Giles.  Dr. Ehlers previously served as our Chief Medical Officer from August 2002 to August 2008, and was well known to all of our Board members. Dr. Ehlers’s appointment as a director was initially recommended to our Governance Committee by Ronald Helm, our Chief Executive Officer.

A stockholder wishing to submit a director nomination should send a letter to the Governance Committee, c/o Corporate Secretary, Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA  98119. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation.” The notice must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. In making recommendations, stockholders should be mindful of the discussion of minimum qualifications set forth above; although satisfaction of such minimum qualification standards does not imply that the Governance Committee necessarily will nominate the person so recommended by a stockholder. In addition, for nominees for election to the Board proposed by stockholders to be considered, the following information must be timely submitted with the director nomination:

•	the name, age, business address and, if known, residence address of each nominee;
•	the principal occupation or employment of each nominee;
•	the number of shares of our common stock beneficially owned by each nominee;
•	the name and address of the stockholder making the nomination and any other stockholders known by such stockholder to be supporting such nominee;
•	the number of shares of our common stock beneficially owned by such stockholder making the nomination, and by each other stockholder known by such stockholder to be supporting such nominee;

•	any other information relating to the nominee or nominating stockholder that is required to be disclosed under SEC rules in order to have a stockholder proposal included in our proxy statement; and
•	a representation that the stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in its notice.

Stockholder Communication with the Board

Stockholders who wish to communicate with our Board of Directors or with a particular director can send correspondence to our Corporate Secretary, c/o Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA  98119. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such correspondence must identify the author as a stockholder of Pacific Biometrics, Inc., and clearly state whether the intended recipients are all members of the Board of Directors or just certain specified directors.

Depending on the subject matter of the communication, management will do one of the following:

•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, for example where it is a request for information about the company or it is a stock related matter; or
•	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and shall make those communications available to the directors.

In addition, any person who desires to communicate any matter specifically to our Audit Committee may contact the Audit Committee by addressing a letter to the Chairman of the Audit Committee, c/o Corporate Secretary, Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119. Communications addressed to the Audit Committee Chair may be submitted anonymously, in which event the envelope will not be opened for any purpose, other than appropriate security inspections.  Otherwise, such mailing will be forwarded directly to the Chair of our Audit Committee for his review and follow-up action as he deems appropriate.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy requiring director attendance at our annual meeting of stockholders, however, all directors are encouraged to attend. At last year’s annual meeting of stockholders, one of our directors was in attendance.

Code of Ethics

We have adopted a Code of Ethics applicable to our principal executive officer, principal financial officer, controller and other employees performing similar functions. We filed a copy of the Code of Ethics as an exhibit to our annual report on Form 10-KSB for the 2004 fiscal year, which may be accessed through the SEC’s website at www.sec.gov.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table shows for each of the two fiscal years ended June 30, 2009 and 2008, respectively, compensation awarded or paid to, or earned by, the following persons (collectively, the “Named Executive Officers”):

•           Ronald R. Helm, our Chief Executive Officer and Chairman;
•           Elizabeth T. Leary, Ph.D., our Chief Scientific Officer; and
•           Michael P. Murphy, Ph.D., our Chief Operating Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($) (4)	All Other Comp. ($)		Total ($)

Ronald R. Helm (1)	2009	$247,500	$47,750	$20,500	$10,620	$7,075	(1)	$333,445
Chief Executive Officer and Chairman	2008	239,000	24,000	146,000	-	6,739		415,739
Elizabeth T. Leary (2)	2009	123,500	19,380	3,690	-	5,207	(2)	151,777
Chief Scientific Officer	2008	167,833	-	-	-	4,144		171,977

Michael P. Murphy (3)	2009	158,129	30,245	5,740	3,428	6,756	(3)	204,298
Chief Operating Officer	2008	151,729	-	-	3,428	6,504		161,661

(1)
Mr. Helm became a Director, Chairman and Chief Executive Officer on August 28, 2002. The amount listed under “Bonus” was paid as discretionary and performance bonuses upon approval of the Board of Directors. The amount listed under “All Other Compensation” in fiscal 2009 consists of $2,125 in life insurance premiums paid by us for Mr. Helm’s benefit and $4,950 in company-contributions for Mr. Helm’s account in the 401(k) plan.

(2)
Dr. Leary became Chief Scientific Officer in 2000. The amount listed under “All Other Compensation” in fiscal 2009 consists of $2,072 of life insurance premiums paid by us for Dr. Leary’s benefit and $3,135 in company-contributions for Dr. Leary’s account in the 401(k) plan.

(3)
Dr. Murphy served as our Senior Vice President of Operations during fiscal 2008 and 2009, and was recently appointed as our Chief Operating Officer on October 1, 2009. The amount listed under “All Other Compensation” in fiscal 2009 consists of $2,005 in life insurance premiums paid by us for Dr. Murphy’s benefit and $4,751 in company-contributions for Dr. Murphy’s account in the 401(k) plan.

(4)
The amounts included under the columns “Stock Awards” and “Option Awards” represent the dollar amount recognized as compensation expense with respect to the restricted stock and stock option awards to the named executive officers during the respective fiscal years, as reflected in our audited financial statements for the 2009 fiscal year in accordance with Statement of Financial Accounting Standards Statement No. 123(R), Share-Based Payment (SFAS No. 123(R)), disregarding, however, the estimate of forfeitures related to service-based vesting conditions included in such financial statements and required by SFAS No. 123(R).  See Note 2 to our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year ended June 30, 2009.

Narrative Discussion of Summary Compensation Table Information

The following provides a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our Named Executive Officers.

Ronald R. Helm, Chief Executive Officer and Chairman

Cash Compensation. Mr. Helm was awarded total cash compensation for his services to us for fiscal 2009 in the amount of $295,250. Of this sum, $247,500 represents his base salary and $47,750 for cash bonuses.  The cash compensation of $263,000 for fiscal 2008 represents his then-base salary of $239,000 and $24,000 for cash bonuses. The Compensation Committee reevaluates Mr. Helm’s base salary, bonuses and long-term incentive awards on an annual basis.

Pursuant to our employment agreement with Mr. Helm, he is eligible for potential bonuses of up to 30% of his salary based on criteria determined by our board of directors, as follows:  (a) up to a 10% bonus based on personal performance goals; (b) up to a 10% bonus based on performance goals for senior management; and (c) up to a 10% bonus based on performance goals for all employees.  For fiscal 2009, Mr. Helm received total bonuses of 18.5% of his salary.  With respect to his personal performance goals for fiscal 2009, the Compensation Committee did not establish specific performance criteria for Mr. Helm and at the end of the fiscal year the Compensation Committee approved a discretionary bonus of 5% of his salary (out of his potential 10%) based on his overall performance.  With respect to senior management performance, the Compensation Committee approved a 6% bonus (out of a potential 10%) to senior management, including Mr. Helm, for achieving performance criteria based on total revenue, operating income and backlog.  With respect to employee performance, the Compensation Committee approved a 7.5% bonus (out of a potential 10%) to all employees, including Mr. Helm, for achieving performance criteria based on total revenue.

In determining Mr. Helm’s base salary for the 2009 fiscal year, the Compensation Committee considered Mr. Helm’s managerial and executive experience and the level of compensation paid to the highest paid executives at comparable public companies. The Committee also considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions as well as a number of factors relating to Mr. Helm, including the performance of Mr. Helm, and level of his experience, ability and knowledge of the job.

Option Awards.  Pursuant to our employment agreement with Mr. Helm, on October 1, 2008, the Board awarded Mr. Helm stock options to purchase up to 150,000 shares of common stock, at an exercise price of $0.41 per share.  The options have a term of 10 years and vest monthly over a period of three years.

Long-Term Incentive Awards.  Pursuant to our employment agreement with Mr. Helm, on October 1, 2008, the Board awarded Mr. Helm 50,000 shares of restricted stock, at a market price of $0.41 per share, which vest on the third anniversary of the grant date.  The restricted shares are subject to forfeiture if Mr. Helm’s employment is terminated prior to the vesting date.

Fringe Benefits and Perquisites.  During fiscal 2009, we provided fringe benefits to Mr. Helm in an amount of $7,075, related to short-term, long-term disability and life insurance and company match on our 401(k) plan.

Employment Agreement.  Pursuant to our employment agreement with Mr. Helm, his base salary was set at $240,000 on October 1, 2007, and increased to $250,000 on October 1, 2008.  Subsequent to the end of the 2009 fiscal year, the Compensation Committee approved an amendment to Mr. Helm’s employment agreement to increase his base salary to $300,000 per year, beginning effective October 1, 2009.

The term of the employment agreement continues through September 30, 2011, renewable upon mutual agreement of us and Mr. Helm. If we terminate the employment agreement without cause, Mr. Helm will be entitled to receive the unpaid salary and vacation for the remaining term of the agreement, plus any bonus earned as of the date of termination. In the event our company is sold, is the non-surviving party in a merger or completes a sale of substantially all its assets, Mr. Helm will be entitled to receive an amount equal to two times his base annual salary, less any money that he receives from the buyer or surviving entity.  Mr. Helm may terminate the agreement upon 30 days’ notice.

Elizabeth T. Leary, Chief Scientific Officer

Cash Compensation. Dr. Leary was awarded total cash compensation for her services to us for fiscal 2009 in the amount of $142,880. Of this sum, $123,500 represents her base salary and $19,380 for cash bonuses.  Dr. Leary was awarded total cash compensation for her services to us for fiscal 2008 in the amount of $167,833 consisting of her base salary. Effective March 1, 2008, Dr. Leary’s base salary was modified to $114,000 from $190,000 per year to accommodate an agreed-upon reduction in time on site from full-time to 2/3rd time.  The Compensation Committee reevaluates Dr. Leary’s base salary, bonuses and long-term incentive awards on an annual basis.

Dr. Leary is eligible to participate in our performance bonus plan for senior management (for up to 10% of salary) and our performance bonus plan for all-employees (for up to 10% of salary).  For fiscal 2009, Dr. Leary received total bonuses of 13.5% of her salary.  With respect to senior management performance, the Compensation Committee approved a 6% bonus (out of a potential 10%) to senior management, including Dr. Leary, for achieving performance criteria based on total revenue, operating income and backlog.  With respect to employee performance, the Compensation Committee approved a 7.5% bonus (out of a potential 10%) to all employees, including Dr. Leary, for achieving performance criteria based on total revenue.

In determining Dr. Leary’s base salary for the 2009 fiscal year, the Compensation Committee considered Dr. Leary’s managerial and executive experience and the level of compensation paid to the highest paid executives at comparable public companies. The Committee also considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions as well as a number of factors relating to Dr. Leary, including the performance of Dr. Leary, and level of her experience, ability and knowledge of the job.

Long-Term Incentive Awards.  On October 1, 2008, the Board awarded Dr. Leary 9,000 shares of restricted stock, at a market price of $0.41 per share, which vest on the third anniversary of the grant date.  The restricted shares are subject to forfeiture if Dr. Leary’s employment is terminated prior to the vesting date.

Fringe Benefits and Perquisites. During fiscal 2009, we provided fringe benefits to Dr. Leary in an amount of $5,207, related to short-term, long-term disability and life insurance and company match on our 401(k) plan.

Employment Agreement. We have a letter agreement with Dr. Leary for her employment, which was originally entered into in 2004. It specifies a base salary of $190,000 per year, with potential bonuses of 2.5% paid quarterly and 10% annual bonus based on criteria determined by our board of directors. We did not pay any bonuses to Dr. Leary during fiscal 2008. Effective March 1, 2008, Dr. Leary’s base salary was modified to $114,000 to accommodate an agreed upon reduction in time on site from full-time to 2/3rd time. Effective March 1, 2009, Dr. Leary’s base salary was modified to $142,500 to accommodate an agreed upon increase in time on site from 2/3rd time to 3/4th time.

Michael P. Murphy, Chief Operating Officer

Cash Compensation. Dr. Murphy was awarded total cash compensation for his services to us for fiscal 2009 in the amount of $188,374. Of this sum, $158,129 represents his base salary and $30,245 for cash bonuses.  Dr. Murphy was awarded total cash compensation for his services to us for fiscal 2008 in the amount of $151,729 consisting of his base salary. The Compensation Committee reevaluates Dr. Murphy’s base salary, bonuses and long-term incentive awards on an annual basis.

Dr. Murphy is eligible to participate in our performance bonus plan for senior management (for up to 10% of salary), our performance bonus plan for our business development group (for up to 10% of salary) and our performance bonus plan for all-employees (for up to 10% of salary).  For fiscal 2009, Dr. Murphy received total bonuses of 18.5% of his salary.  With respect to senior management performance, the Compensation Committee approved a 6% bonus (out of a potential 10%) to senior management, including Dr. Murphy, for achieving performance criteria based on total revenue, operating income and backlog.  With respect to business development, the Compensation Committee approved a 5% bonus (out of a potential 10%) to members of the business development group, including Dr. Murphy, for achieving performance goals. With respect to employee performance, the Compensation Committee approved a 7.5% bonus (out of a potential 10%) to all employees, including Dr. Murphy, for achieving performance criteria based on total revenue.

In determining Dr. Murphy’s base salary for the 2009 fiscal year, the Compensation Committee considered Dr. Murphy’s managerial and executive experience and the level of compensation paid to the highest paid executives at comparable public companies. The Committee also considered competitive trends, our overall financial performance and resources, our operational performance, general economic conditions as well as a number of factors relating to Dr. Murphy, including the performance of Dr. Murphy, and level of his experience, ability and knowledge of the job.

Long-Term Incentive Awards.  On October 1, 2008, the Board awarded Dr. Murphy 14,000 shares of restricted stock, at a market price of $0.41 per share, which vest on the third anniversary of the grant date.  The restricted shares are subject to forfeiture if Dr. Murphy’s employment is terminated prior to the vesting date.

Fringe Benefits and Perquisites. During fiscal 2009, we provided fringe benefits to Dr. Murphy in an amount of $6,756, related to short-term, long-term disability and life insurance and company match on our 401(k) plan.

Employment Agreement.  We do not have a written employment agreement with Dr. Murphy.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information about unexercised stock options and unvested stock awards held by each of the Named Executive Officers as of June 30, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	(#)	($)		(#)	($)	(#)	($)
Ronald R. Helm	340,000	-	-	$0.81	01/30/2014	22,222	$13,556
	4,049	-	-	0.81	01/30/2014	83,333	$50,833	—	—
	150,000	-	-	0.41	10/01/2018	37,500	$22,875
						-	-
Elizabeth T. Leary	21,922	-	-	0.51	08/27/2012	1,000	$610	—	—
	157,887	-	-	0.81	01/30/2014	6,750	$4,118
							-
Michael P. Murphy	90,000	-	-	0.86	08/29/2015	667	$407	-	-
	18,000	-	-	0.99	08/25/2016	10,500	$6,405	-	-

Potential Payments Upon Resignation, Retirement, or Change of Control

Other than an employment agreement with Mr. Helm (as described above), we do not have any plans or agreements that are specific and unique to executive officers regarding termination of employment or a change of control of the company. However, our 2005 Stock Incentive Plan provides for accelerated vesting of all unvested stock options and unvested stock awards upon a change of control (as defined in the plan), irrespective of the scheduled vesting date for these awards.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. The following table presents information about compensation paid to our non-employee directors during fiscal 2009.

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
	($)	($)	($)	($)

Terry M. Giles (1)	$15,000	$5,125	-	$20,125
Paul G. Kanan (2)	15,625	5,125	-	20,750
Richard W. Palfreyman (3)	22,500	5,125	-	27,625
Curtis J. Scheel (4)	22,500	5,125	-	27,625
Stanley L. Schloz (5)	14,375	5,125	-	19,500

(1)	Mr. Giles resigned as a director effective September 1, 2009.
(2)	As of the end of the 2009 fiscal year, Mr. Kanan held 12,500 shares of restricted stock and 178,245 shares underlying outstanding option awards.
(3)	As of the end of the 2009 fiscal year, Mr. Palfreyman held 12,500 shares of restricted stock and 71,761 shares underlying outstanding option awards.
(4)	As of the end of the 2009 fiscal year, Mr. Scheel held 12,500 shares of restricted stock and 25,000 shares underlying outstanding option awards.
(5)	As of the end of the 2009 fiscal year, Mr. Schloz held 12,500 shares of restricted stock and no shares underlying outstanding option awards.

Narrative to Director Compensation Table

The Board grants directors an honorarium of $3,750 per meeting attended.  In addition, Committee members receive $625 and Committee Chair receives $1,250 per meeting attended.

Non-employee directors are also eligible to receive awards of stock options or restricted stock under our equity compensation plans. None of our non-employee directors received awards of stock options during fiscal 2009. In addition, non-employee directors will be reimbursed their expenses associated with attending Board meetings. We maintain liability insurance on our directors and officers.

TRANSACTIONS WITH RELATED PERSONS

On September 1, 2009, we closed a $4 million term loan with Terry M. Giles, a then-member of our Board of Directors. The loan is secured by a blanket security interest on our assets and the assets of our subsidiaries.  The loan bears interest at a fixed rate of 12.0% per annum and is due and payable over 48 months, with the first 8 months being interest only ($40,000 per month, beginning September 30, 2009), and thereafter 40 monthly payments of principal and interest ($121,822 each).  In addition, during the first 12 months of the term of the loan, we have the right, in our sole discretion, to obtain an additional $500,000 loan from Mr. Giles on the same terms.  We are also obligated to pay a quarterly finance fee of $12,000 to Mr. Giles during the term of the loan. In connection with and as required by the Loan, on September 1, 2009, we repurchased 2,391,906 shares of common stock from Mr. Giles and certain other stockholders at a price of $0.70 per share, pursuant to a Stock Redemption Agreement. We received net loan proceeds of $2,325,666, after payment of the stock repurchase, but excluding our legal and other expenses for the transaction. Effective upon closing of the loan transaction, Mr. Giles resigned from our Board.  Mr. Giles is entitled to certain ongoing Board observation rights while the loan remains outstanding.

All ongoing and any future related-party transactions have been and will be made or entered into on terms that are no less favorable to us than those that may be obtained from an unaffiliated third party. In addition, any future related-party transactions must be approved by our Governance Committee or by a majority of the disinterested members of our Board of Directors. If a related person proposes to enter into such a transaction with us, such proposed transaction must be reported to us, preferably in advance.

AUDIT COMMITTEE DISCLOSURE

Audit Committee Report

The Audit Committee serves as the representative of the Board for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Management has primary responsibility for preparing our financial statements, our internal controls and our financial reporting process.  Our independent public accountants, PMB Helin Donovan, LLP, are responsible for performing an independent audit of our consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue its report.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

Our independent accountants have provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent accountants, and upon the Audit Committee’s review of the representations of management and the report, written disclosures and letter from the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors
Richard W. Palfreyman
Curtis J. Scheel
Paul G. Kanan

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE IT BY REFERENCE INTO SUCH FILING.

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of PMB Helin Donovan, LLP, independent registered public accounting firm, to be our auditors for the fiscal year ending June 30, 2010. PMB Helin Donovan, LLP has served as our auditors since September 5, 2007. Representatives of PMB Helin Donovan, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Policy for Approval of Audit and Permitted Non-Audit Services

All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by PMB Helin Donovan, LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Charter requires that the Committee review the scope and extent of audit services to be provided, including the engagement letter, prior to the annual audit, and review and pre-approve all audit fees to be charged by the independent auditors. In addition, all additional non-audit matters to be provided by the independent auditors must be pre-approved.

Audit and Related Fees for Fiscal 2009 and 2008

The following table set forth the aggregate fees billed by our current auditors, PMB Helin Donovan, LLP, as well as our previous auditors, Williams & Webster, P.S., for professional services rendered to us during the two fiscal years ended June 30, 2009 and 2008. The Audit Committee has considered these fees and services and has determined that the provision of these services is compatible with maintaining the independence of each firm.

	Williams & Webster, P.S.		PMB Helin Donovan, LLP
	2009	2008	2009	2008
Audit Fees (1)	-	$861	$68,954	$65,519
Audit Related Fees (2)	-	-	2,952	5,712
Tax Fees (3)	-	-	-	-
All Other Fees	-	5,990	-	3,060

(1)
“Audit Fees” represent fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements included in our reports on Form 10-Q, and audit services provided in connection with other statutory or regulatory filings.

(2)	“Audit Related Fees” generally represent fees for assurance and related services reasonably related to the performance of the audit or review of our financial statements.
(3)	“Tax Fees” generally represent fees for tax compliance, tax advice and tax planning services, including preparation of tax returns.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of seven directors. Our Board of Directors has nominated the seven persons named below as candidates for election at the Annual Meeting, each of whom is a current director. If elected at the Annual Meeting, each director nominee will hold office until the next meeting of stockholders at which his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Unless otherwise directed, the persons named as proxies in the enclosed proxy card will vote the proxies received by them for the seven nominees named below. In the event that any of the nominees is unable or declines to serve as a director at or prior to the time of the Annual Meeting (an event that currently is not anticipated by management), the proxies will be voted for the election of such substitute nominee as the Board of Directors may propose. Each of the nominees has agreed to serve if elected and we have no reason to believe that they will be unable to serve.

Set forth below is biographical information for each of the seven nominees as director.

Name of Director	Position / Background	Director Since

Ronald R. Helm
Ronald R. Helm has served as our Chairman, Chief Executive Officer and a Director since August 28, 2002. From 1996 to August 28, 2002, Mr. Helm served as the Chairman and CEO of Saigene Corporation, and served on the board of directors of Saigene until January 2004.  Mr. Helm was previously in a private law practice with the California law firm of Helm, Purcell & Wakeman. Mr. Helm was a Senior Vice-President and General Counsel for ComputerLand Corporation and also served as the Managing Director of ComputerLand Europe. Prior to that, Mr. Helm was the Associate Dean for Development and a Professor of Law at Pepperdine University School of Law.  He received his B.S.Ed from Abilene Christian University and his J.D. from Pepperdine University School of Law.
2002

Name of Director	Position / Background	Director Since

Mario R. Ehlers
Dr. Ehlers became a Director on September 1, 2009. Dr. Ehlers currently serves as Deputy Director, Clinical Trials Group, Immune Tolerance Network at the University of California – San Francisco. Mr. Ehler's prior business positions include Chief Medical Officer of Pacific Biometrics, Inc. from August 2002 to August 2008 and Chief Medical Officer of Restoragen, Inc. from 1998 to 2002. He was formerly chairman of the Department of Medical Biochemistry at the University of Cape Town Medical School and Instructor in Biochemistry at Harvard Medical School. Mr. Ehlers holds an M.D. and a Ph.D from the University of Cape Town Medical School, South Africa.
2009

Paul G. Kanan
Paul G. Kanan has served as a Director since July 1996 and currently serves on our Audit Committee.  Mr. Kanan previously served as our President and Chief Executive Officer from October 1996 through August 2002.  Mr. Kanan served as President and Chief Executive Officer of our wholly owned subsidiary, Pacific Biometrics, Inc., a Washington corporation, from October 1996 through August 2002, and as President and a director of BioQuant from October 1993 through August 2002. Since May 2001, Mr. Kanan has served as Vice President of Operations and Chief Financial Officer of Agensys, Inc., a biotechnology firm in California. Mr. Kanan is also an officer and director of CEO Advisors, a health care consulting firm that he co-founded in 1992. Mr. Kanan received his B.S.E. from the University of Michigan and an M.B.A. from Harvard University Graduate School of Business.
1996

Richard W. Palfreyman
Richard W. Palfreyman became a Director on August 28, 2002, and currently serves on our Audit Committee (Chair) and Compensation Committee. Mr. Palfreyman is currently the President, CEO and Director of the Relax the Back Corporation, serving since November 2001. Mr. Palfreyman’s prior business positions include serving as President and Chief Executive Officer of BackSaver Acquisitions Corporation from November 2001 to October 2002, as Chief Operating Officer and Chief Financial Officer of Spafinder, Inc. from October 2000 to August 2001 and as Chief Operating Officer of Spectra Entertainment Corporation from October 1996 to June 2000. He has also served as President and Chief Executive Officer of the Photo & Sound Corporation and as the Chief Financial Officer of ComputerLand Corporation.  Mr. Palfreyman holds a B.S. in Economics and an M.B.A. from the University of Utah.
2002

Curtis J. Scheel
Curtis J. Scheel became a Director on January 1, 2006, and currently serves on our Governance Committee (Chair) and Audit Committee.  Since April 2009, Mr. Scheel has been a partner in Tatum, LLC, an executive services consulting firm.  Mr. Scheel previously served as the Chief Operating Officer of Ritz Camera Centers from January 2003 to March 2009.  Ritz Camera Center, Inc. filed for Chapter 11 bankruptcy protection on February 22, 2009. Mr. Scheel’s prior business positions include President and Chief Financial Officer of Cameraworld.com from December 1999 to May 2002 and Director of National Marketing, Technology Division, Deutsche Financial Services Corp. from July 1996 to December 1999. He has also served as Vice President and Chief Financial Officer at Artisoft, Inc. from September 1995 to June 1996 and Vice President and Treasurer at Microage, Inc. from September 1989 to 1995.  Mr. Scheel holds a B.B.A. and an M.B.A. from the University of Wisconsin-Madison.
2006

Name of Director	Position / Background	Director Since

Stanley L. Schloz
Stanley L. Schloz became a Director on June 2, 2008 and currently serves on our Compensation Committee and Governance Committee.  Mr. Schloz served on the board of directors of Oncologix Tech Inc. (formerly BestNet Communications) from 2003 to 2007 and currently serves on the board of directors of Tempco Inc. Mr. Schloz’s prior business positions include serving as director of the Tactical Systems Operations, Space and Systems Technology Group, Motorola Inc. Mr. Schloz holds the degree of Bachelor of Science in Electrical Engineering from Iowa State University and has completed advanced business studies at Arizona State University.
2008

Kenneth R. Waters
Kenneth R. Waters became a Director on June 2, 2008 and currently serves on our Compensation Committee and Governance Committee. Mr. Waters has been our Director of Strategic Planning since September 2002 and Corporate Secretary since December 2004. Mr. Waters previously held president or CEO level positions at ComputerLand Corporation, Power-Up Software and Microage Corporation.  Mr. Waters has also established a business and legal consulting practice, working with such clients as AT&T, Williams-Sonoma, Commodore International, CMS Enhancements Inc., ComputerLand, Power Up Software, Peerless Systems Corporation, and CelluLand.  Mr. Waters has a BA in Political Science/History and is a member of the California Bar Association.
2008

The Board of Directors Recommends that the Stockholders Vote “FOR”
Each of the Above Director-Nominees

PROPOSAL 2 – PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Our Amended and Restated Certificate of Incorporation currently specifies our corporate name as “Pacific Biometrics, Inc.”  On June 15, 2009, our Board of Directors adopted a resolution, subject to stockholder approval, to amend Article 1 of our Certificate of Incorporation to change our name to “Pacific Biomarkers, Inc.”

Reasons for Name Change

Since its creation, our Company has provided high-quality esoteric assay services for clinical drug and diagnostic product development.  Many of these assay services are encompassed by the modern term “biomarker,” which refers to any biological parameter that can be measured in patient samples (e.g., blood or urine) and that provides specific information about the effects (both safety and efficacy) of a particular drug. Over the past 5 years there has been an accelerating trend to use biomarkers in all phases of drug development, and many expect that this will lead to true personalized medicine. Therefore, our business strategy to focus on this type of testing is even more relevant today than it was when the Company was founded.  Furthermore, to capture an even greater share of this rapidly growing market, we have aggressively expanded our service offering to include custom assay services for our pharmaceutical and biotechnology clients. In addition to our traditional biomarker services, we also provide assay development services for novel biomarkers, as well as custom assay services for immunogenicity testing and multiplex testing. We anticipate that our enhanced clinical biomarker services will help diversify our client base because these services apply to therapeutic areas beyond our traditional specialty areas, and there is also an emphasis on biologic drugs.

For all of the above reasons, we believe that “Pacific Biomarkers, Inc.” more accurately reflects both our current and historical strengths.  The term biomarker is now much more widely known and is broadly understood to have a key role in drug development.  Therefore the new name accurately positions us as a specialty laboratory provider for contemporary drug development services.

Implementation of Name Change

If the amendment is adopted by stockholders, Article 1 of our Certificate of Incorporation will be amended to read as follows:

“The name of the Corporation is “Pacific Biomarkers, Inc.”

The amendment, if adopted by stockholders, will become effective on a date selected by our Board of Directors and set forth in a Certificate of Amendment to our Certificate of Incorporation to be filed with the Secretary of State of Delaware.

Effect on Stockholders

The change of name will not effect in any way the validity or transferability of stock certificates outstanding at the time of the name change, our capital structure or the trading of our common stock on the OTC Bulletin Board. After stockholder approval of the name change, we will submit notification to FINRA of the name change, pursuant to their requirements. We have been advised that FINRA’s review may take 4-6 weeks after we submit all the necessary documentation.  In connection with the required notification, FINRA will assign a new ticker symbol for our common stock.

Following implementation of the amendment, stockholders may continue to hold their existing stock certificates or receive new certificates reflecting the name change by delivering their existing certificates to our transfer agent.  Stockholders will not be required to tender their old stock certificates in exchange for new certificates with the new name. Stockholders should not destroy any stock certificates and should not deliver any stock certificates to the transfer agent until after the effectiveness of the name change.

Required Vote

Approval of the amendment to our Certificate of Incorporation to change our name to “Pacific Biomarkers, Inc.” requires the affirmative vote of the holders of a majority of our issued and outstanding shares of common stock.

The Board of Directors Recommends a Vote “FOR” Proposal 2.

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected PMB Helin Donovan, LLP as our independent auditors for the 2010 fiscal year, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.  PMB Helin Donovan, LLP has audited our financial statements since September 5, 2007. Representatives of PMB Helin Donovan, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of PMB Helin Donovan, LLP as our independent auditors is not required by our bylaws; however the Board of Directors is submitting the selection of PMB Helin Donovan, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our stockholders.

The Board of Directors Recommends a Vote “FOR” Proposal 3

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Eligible stockholders who wish to have a qualified proposal considered for inclusion in the proxy statement and form of proxy prepared in connection with next year’s 2010 Annual Meeting of Stockholders must deliver a copy of their proposal in writing to our Corporate Secretary, at 220 West Harrison Street, Seattle, Washington 98119.  Proposals must be received by the Corporate Secretary no later than June 30, 2010. To be eligible to submit a proposal, a stockholder must have continually owned shares of Common Stock having a market value of at least $2,000 (or representing at least 1% of the shares entitled to vote on the proposal), for at least one year, and the stockholder must continue to own such shares through the date of the 2010 annual meeting. In addition, a stockholder who intends to submit a proposal at the 2010 annual meeting of stockholders that is not eligible or not intended for inclusion in our proxy statement must provide written notice to our Corporate Secretary at our principal executive offices, no later than September 15, 2010. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, WA 98119, Attention: Investor Relations.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including our audited consolidated financial statements, is being mailed to stockholders together with this Proxy Statement. We will provide copies of the exhibits to the Annual Report on Form 10-K as filed with the SEC, upon written request to our Corporate Secretary, Pacific Biometrics, Inc., 220 West Harrison Street, Seattle, Washington 98119. We may require payment of a reasonable fee to cover the costs of reproduction and mailing of any such requested exhibits.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the shares represented by the proxies on each of such matters, in accordance with their best judgment.

By Order of the Board of Directors

Ronald R. Helm
President and Chief Executive Officer

Seattle, Washington
October 28, 2009

APPENDIX A

PACIFIC BIOMETRICS, INC. — AUDIT COMMITTEE CHARTER

Purpose

The primary function of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of Pacific Biometrics, Inc. (the “Company”) and the external audit process.  The Committee assists the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management’s conduct of the Company’s financial reporting process and systems of internal accounting and financial controls;
•	monitoring the independence and performance of the Company’s independent auditors; and
•	providing an open avenue of communication among the independent auditors, management and the Board.

Composition

The Committee shall have at least three members at all times, who shall be appointed annually and subject to removal at any time, by the Board of Directors.  Each Committee member shall meet the independence requirements of The Nasdaq Stock Market, LLC, applicable laws, and rules and regulations of the Securities and Exchange Commission, as well as the financial knowledge and experience qualifications required under rules promulgated by The Nasdaq Stock Market, LLC, the Securities and Exchange Commission or other governing body, as may be in effect from time to time. In addition, at least one member of the Committee shall be an “audit committee financial expert” as that term is defined in applicable rules.

Meetings

1.           The Committee shall meet either in person or telephonically as frequently as circumstances dictate, but no less than four times annually.  The Board shall name a chairperson of the Committee.  A majority of the members of the Committee shall constitute a quorum.  The Committee shall maintain minutes or other records of meetings and activities of the Committee.  There will be an executive session at each meeting.

2.           The Committee shall, through its chairperson, report regularly to the Board following the meetings of the Committee, addressing such matters as the quality of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or other matters related to the Committee’s functions and responsibilities.

Responsibilities and Duties

The function of the Committee is to provide oversight.  It is the responsibility of the Company’s management to maintain appropriate systems for accounting and internal control and to prepare the Company’s financial statements and it is the responsibility of the Company’s independent auditors to plan and carry out a proper audit of those financial statements.  The independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s stockholders.  The Committee has the sole authority to select, evaluate, and, where appropriate, replace the independent auditors.

The Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors.  The Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of information it receives, discussions with the accountants and the experience of the Committee’s members in business, financial and accounting matters.  In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

The Committee’s specific responsibilities are as follows:

General

1.           The Committee shall have the authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities.  The Committee shall have unrestricted access to members of management and other employees of the Company, as well as all information relevant to the carrying out of its responsibilities.  The Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of such advisors.

2.           The Committee shall, with the assistance of management, the independent auditors and legal counsel, as the Committee deems appropriate, review and evaluate at least annually the Committee’s charter, powers and responsibilities, and performance.  The Committee shall report and make recommendations to the Board with respect to the foregoing, as appropriate.

3.           The Committee shall, in addition to the performance of the duties described in this charter, undertake such additional duties as from time to time may be:

(a)           delegated to it by the Board;

(b)           required by law or under the SEC rules, if and when they are defined, or the rules that are appropriate for the Exchange on which the Company lists its common stock; or

(c)           deemed desirable, in the Committee’s discretion, in connection with its functions described in this charter.

Internal Controls and Risk Assessment

1.           The Committee shall review annually, with management and the independent auditors, if deemed appropriate by the Committee:

(a)           material findings of audit reviews and management’s response, including any material difficulties or disputes with management encountered during the course of the audit; and

(b)           the effectiveness of or weaknesses in the Company’s internal controls, the overall control environment and accounting and financial controls.

2.           The Committee shall obtain from the independent auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient.

3.           The Committee shall, in accordance with SEC regulations, establish procedures for:
(a)           the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)           the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

4.           The Committee shall review major financial risk exposures and the guidelines and policies which management has put in place to govern the process of monitoring, controlling and reporting such exposures.

Relationship with Independent Auditors

1.           The Committee shall enable direct communication between the independent auditors and the Committee at any time, and shall instruct the independent auditors to report directly to the Committee any serious difficulties or disputes with management, and ensure they are appropriately resolved.

2.           The Committee shall appoint, determine funding and other retention terms for, oversee and, if the Committee determines necessary or appropriate, replace the independent auditors. evaluate and recommend to the Board the selection and, where appropriate, the replacement of the independent auditors.

3.           The Committee shall:

(a)           confer with the independent auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries;

(b)           review the scope, plan and procedures to be used on the annual audit, as recommended by the independent auditors;

(c)           review the results of the annual audits and interim financial reviews performed by the independent auditors, including:

•	the independent auditors’ audit of the Company’s annual financial statements, accompanying footnotes and its report thereon;
•	any significant changes required in the independent auditors’ audit plans or scope;
•	any material differences or disputes with management encountered during the course of the audit (the Committee to be responsible for overseeing the resolution of such differences and disputes);
•	any material management letter comments and management’s responses to recommendations made by the independent auditors in connection with the audit;
•	matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit;

(d)           authorize the independent auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

(e)           obtain from the independent auditors assurance that they have complied with Section 10A, as amended, of the Securities Exchange Act of 1934.

3.           The Committee shall inquire into any accounting adjustments that were noted or proposed by the independent auditors but were “passed” as immaterial or otherwise.

4.           The Committee shall, at least annually, obtain and review a report by the independent auditors’ describing:

(a)           the independent auditors’ internal quality control procedures;

(b)           any material issues raised by the most recent internal quality-control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

5.           Pre-approval by the Committee shall be required with respect to the fees for all audit and other services performed by the independent auditors as negotiated by management.

6.           The Committee’s approval of any non-audit services to be rendered by the independent auditors must be obtained in advance of engaging the independent auditors to render such services.  The Committee shall not approve the engagement of the independent auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC.  The Committee shall consider whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the independent auditors to review any advice rendered by the independent auditors in connection with the provision of non-audit services.

7.           The Committee shall receive from the independent auditors on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may impact the objectivity and independence of the independent auditors, and other applicable standards.  The statement shall include a description of all services provided by the independent auditors and the related fees.  The Committee shall actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and shall evaluate, after gathering information from management, and other Board members, the performance of the independent auditors and recommend that the Board take action to satisfy itself of the independence of the independent auditors.

Financial Reporting

1.           The Committee shall review and discuss with the independent auditors and management the Company’s audited annual financial statements that are to be included in the Company’s annual report on Form 10-K and the independent auditors’ opinion with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application of such accounting principles; and determine whether to recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K for filing with the SEC.

2.           The Committee shall review and discuss with the independent auditors and management, and require the independent auditors to review, the Company’s interim financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to filing such reports with the SEC.

3.           The Committee shall review and discuss:

(a)           the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves and the Company’s accounting principles;

(b)           all critical accounting policies identified to the Committee by the independent auditors;

(c)           major changes to the Company’s accounting principles and practices, including those required by professional or regulatory pronouncements and actions, as brought to its attention by management and/or the independent auditors; and

(d)           material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Company’s financial statements, as brought to its attention by management and/or the independent auditors.

4.           The Committee shall review and discuss the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any annual or quarterly report, or other report or filing filed with the SEC.

5.           The Committee shall discuss generally with management earnings press releases of the Company, as well as financial information and earnings guidance provided by the Company to analysts and rating agencies.

6.           The Committee shall review and discuss with independent auditors any transaction involving the Company and any related party and any transaction involving the Company and any other party in which the parties’ relationship could enable the negotiation of terms on other than an independent, arms’-length basis.

7.           The Committee shall discuss with the independent auditors any item not reported as a contingent liability or loss in the Company’s financial statements as a result of a determination that such item does not satisfy a materiality threshold.  The Committee shall review with the independent auditors the quantitative and qualitative analysis applied in connection with such assessment of materiality, including, without limitation, the consistency of such assessment with the requirements of SEC Staff Accounting Bulletin No. 99.

Compliance with Laws, Regulations and Policies

1.           The Committee shall review with management actions taken to ensure compliance with any code or standards of conduct for the Company which may be established by the Board.

2.           The Committee shall review with the Company’s legal counsel any legal compliance matters, including securities trading practices and any other legal matters that could have a significant, adverse impact on the Company’s financial statements.

3.           The Committee shall review with the Company’s counsel and others any federal, tax or regulatory matters that may have a material impact on the Company’s operations and the financial statements, related Company compliance programs and policies, and programs and reports received from regulators, and shall monitor the results of the Company’s compliance efforts.

4.           The Committee shall periodically review the rules promulgated by the SEC and The Nasdaq Stock Market, LLC relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.

APPENDIX B

PACIFIC BIOMETRICS, INC. – COMPENSATION COMMITTEE CHARTER

l.           Statement of Purpose

The Compensation Committee is a standing committee of the Board of Directors (the “Board”). The Committee’s role is to discharge the Board’s responsibilities regarding compensation of the Company’s executive officers and Board members and to oversee and advise the Board on the adoption of policies governing the Company’s compensation and benefit programs.

ll.           Organization and Procedures

1.           Charter.  This charter shall be reviewed and reassessed by the Committee annually and any proposed changes shall be submitted to the Board for approval.

2.           Members. The Committee shall be comprised of at least two members.  Committee members shall be appointed by the Board. A majority of the members shall meet the independence requirements of applicable law and the listing standards of the Nasdaq Stock Market.  The Board may remove committee members.  The Board shall designate a Committee Chairperson.

3.           Meetings. The Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but at least once a year, either in person or telephonically, and at such times and places as the Committee shall determine. The Committee may request any officer or employee of the Company or the Company’s outside counsel to attend a Committee meeting or to meet with any members of, or consultants to, the Committee.  The Committee shall regularly report its activities to the Board.

4.           Agenda, Minutes and Reports. The Committee Chairperson shall establish agendas for Committee meetings. An agenda and any associated subject matter materials of each meeting shall be sent to Committee member before each meeting. Minutes documenting activities and discussions for all Committee meetings shall be prepared for circulation to all Committee members ensuring an accurate final record. Final minutes shall be approved at a subsequent Committee meeting or by unanimous written consent and shall be distributed periodically to the full Board.  The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.  The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Delaware.

5.           Outside Advisors. The Committee will have the resources and authority necessary to discharge its duties and responsibilities.  The Committee shall have the authority to select, retain and terminate outside consultants or advisors, as it determines appropriate, to assist it in the performance of its functions and to advise or inform the Committee and determine reasonable compensation or expenses associated with such consultants or advisors.  Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

lll.           Responsibilities

The following shall be the principal Committee responsibilities:

1.           Compensation Philosophy and Program. In consultation with senior management, the Committee shall establish the Company’s general compensation philosophy and oversee the development and implementation of executive compensation programs.  The Committee shall periodically review Company’s executive compensation programs and implement any modifications deemed necessary or advisable, in accordance with this policy and prevailing market conditions and Company objectives.

B-1

2.           Chief Executive Officer Compensation. Prior to the beginning of each fiscal year, the Committee shall review and approve the Company’s annual goals and objectives regarding the Chief Executive Officer’s compensation. The Committee shall have the sole authority to set the compensation (including base salary, incentive compensation and equity-based awards) of the Chief Executive Officer based on evaluation of performance against such goals and objectives. In determining incentive compensation, the Committee may consider such factors that it deems appropriate from time to time, including without limitation the Company’s performance and relative shareholder return, attainment of specified long- or short-term objectives, management development and comparable incentive awards to chief executive officers at similar companies. The Chief Executive Officer may not be present during deliberations or voting concerning his or her compensation.  The Committee Chairman shall conduct the evaluation of the Chief Executive Officer’s performance and communicate performance incentive awards, changes in base salary and any other relevant compensation information to the Chief Executive Officer.

3.           Officer Compensation. The Committee shall also review and approve the compensation (including base salary, incentive compensation and equity-based awards) of executive officers of the Company and its business unit subsidiaries. The Committee shall also review and approve compensation and expense reimbursement packages for new executive officers and any severance compensation or reimbursement for terminated executive officers.

4.           New Compensation Arrangements: The Committee shall review and approve proposed new compensation arrangements, including employment agreements, expense reimbursement arrangements, tax gross-up adjustments, hiring bonuses, severance agreements or change-in-control provisions for all officers of the Company.

5.           Benefit Plans. The Committee shall annually review the Company’s employee benefit plans, including any incentive compensation plans, equity-based plans, retirement plans, deferred compensation plans and welfare benefit plans. Unless otherwise delegated or otherwise determined by the Board, the Committee shall administer such plans, including determining any incentive or equity-based award grants to officers or members of the Board under any such plan.

6.           Delegation. When appropriate, the Board or the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, the Board or members of management.

7.           Other Duties. The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

This Charter is intended to provide a set of guidelines for the effective functioning of the Committee.  Accordingly, on at least an annual basis, the Committee will review and reassess the adequacy of this Charter, and any proposed changes shall be submitted to the Board of Directors for approval.

B-2

APPENDIX C

PACIFIC BIOMETRICS, INC. – GOVERNANCE COMMITTEE CHARTER

Role
The Corporate Governance Committee's role is (1) to identify qualified individuals to become board members, (2) determine the slate of director nominees for election or appointment to the Company's Board of Directors (3) to determine the composition of committees of the Board of Directors, (4) to lead the Board in its annual review of the Board’s performance and (5) to review and evaluate corporate governance matters applicable to the Company.

Membership
The Corporate Governance Committee of the Board of Directors of Pacific Biometrics, Inc. shall consist of a minimum of three directors. At least two of the Committee members, including the Chairperson, must be independent directors, as defined by the independence requirements established by the Board of Directors and applicable laws. Members of the Committee shall be appointed and may be removed by the Board.

Operations
The Committee will meet at least twice each fiscal year. The Committee may meet periodically in executive session without non-independent members present. Additional meetings may occur as the Committee or its chairperson deems necessary. The Committee will keep minutes of its meetings and report on its actions and activities at the next meeting of the Board. Committee members will be provided with copies of the minutes of each meeting and any actions taken. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Certificate of Incorporation or Bylaws of the Company, or (c) the laws of the state of Delaware.

Authority
The Company will provide the Committee with the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, any search firm used to identify director candidates, or other experts or consultants, as it deems appropriate, including such firms' or individual’s fees and other retention terms. All communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Responsibilities
Specific responsibilities of the Committee are as follows:

•
Lead the search for individuals qualified to become members of the Board of Directors; select director nominees to be presented for approval at the annual meeting of stockholders; and identify and recommend candidates to fill vacancies on the Board occurring between annual stockholder meetings.

•	Develop and recommend qualifications for director candidates to the Board for its approval and periodically review these qualifications with the Board.

•
Review the Board committee structure and recommend directors to serve as members of each committee and as committee chairs. The Committee will review and recommend committee slates annually and recommend additional committee members to fill vacancies as needed.

•	Develop and recommend an annual self-evaluation process of the board and its committees, to the Board for its approval. The Committee will oversee the annual self-evaluations.

•
Review conflicts of interest that may affect the Company, or one or more Directors or executive officers as referred to it by the Board, the CEO or otherwise. Consider requests for waivers of or exceptions to the Company’s Code of Ethics and make a recommendation to the full Board for decision.

C-1

•
Review and approve or ratify any transaction between the Company and a related person, which is required to be disclosed under the rules of the Securities and Exchange Commission. For purposes of this requirement, the terms “transaction” and “related person” have the meaning contained in Item 404 of Regulation S-K.

Adopted:  June 2009

C-2

PACIFIC BIOMETRICS, INC.

Proxy Card for 2009 Annual Meeting of Stockholders
December 14, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pacific Biometrics, Inc., a Delaware corporation (the “Company”), hereby appoints Ronald R. Helm and John P. Jensen, or either of them, with full power of substitution, as proxies to vote all shares of stock of the Company which the undersigned stockholder is entitled to vote at the Company’s 2009 Annual Meeting of Stockholders, to be held on December 14, 2009, at 9:00 a.m. local time, at the Company’s executive offices located at 220 West Harrison Street, Seattle, Washington 98119 and at any adjournments or postponements thereof (the “Annual Meeting”), upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 28, 2009. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, OR, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN ITEM 1, “FOR” ITEM 2 AND ITEM 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held On December 14, 2009:         The proxy statement and annual report on Form 10-K are available at our website at www.pacbio.com.

(Continued and to be signed on the reverse side)

1.           Nominees for Election as Director

(01) Ronald R. Helm
(02) Mario R. Ehlers
(03) Paul G. Kanan
(04) Richard W. Palfreyman
(05) Curtis J. Scheel
(06) Stanley L. Schloz
(07) Kenneth R. Waters

Mark X for only one box:
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER(S) OF NOMINEES BELOW

Number Only

3.	Approval of an amendment to our Certificate of Incorporation to change our corporate name to “Pacific Biomarkers, Inc.”:

☐   FOR                                      ☐   AGAINST                                   ☐   ABSTAIN

3.	Ratification of the appointment of PMB Helin Donovan, LLP as our independent auditors for the fiscal year ending June 30, 2010:

☐   FOR                                      ☐   AGAINST                                   ☐   ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

I PLAN TO ATTEND THE ANNUAL MEETING                                                ☐

If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope.

Please sign, date and return this Proxy Card today, using the enclosed envelope.

Signature(s)	Date_____________, 2009

Print Name(s)

Please sign above exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).